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                                                                    Exhibit 99.1

                          [THE MONY GROUP LETTERHEAD]


                   THE MONY GROUP COMPLETES ADVEST ACQUISITION

NEW YORK (February 1, 2001) - The MONY Group Inc. (NYSE: MNY) announced today the completion of its acquisition of The Advest Group effective January 31, 2001. The acquisition became effective following receipt of regulatory approval from The Office of Thrift Supervision late yesterday. The Advest Group, a diversified financial services company, is now an operating subsidiary of The MONY Group Inc.

"When we completed our initial public offering more than two years ago, part of our corporate strategy was to grow the MONY organization through strategic acquisitions," said Michael I. Roth, chairman and CEO, The MONY Group Inc. "The successful integration of our past acquisitions into The MONY Group, coupled with our newest member company - Advest, has increased our size as well as our service and distribution capabilities. Our successful completion of the acquisition of Advest further demonstrates our ability to deliver on our corporate strategy."

Based in Hartford, CT, The Advest Group Inc. provides brokerage, trading, trust, investment banking and asset management services to retail and institutional investors. Advest has a team of 485 financial advisors in more than 90 sales offices in 18 states and Washington, DC. Total client assets under management are approximately $30 billion.

"We have had over 100 strong years as a provider of financial solutions and look forward to beginning another chapter in our corporate history as a member of The MONY Group. By joining MONY, we now have access to additional financial and technology resources to continue our growth," said Grant W. Kurtz, CEO of Advest. "Advest financial advisors will now be in a better position to offer both customized and integrated solutions that help clients protect, manage and enhance their wealth."



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"The financial services marketplace is going through incredible changes with less focus on product and more focus on advice. In order to deliver advice, companies need an emphasis on training and education, a commitment to using technology as an enabler and a means of providing financial professionals with access to the products that customers need to meet their financial goals," continued Michael Roth. "Our acquisition of Advest is intended to strengthen the advice model for both organizations."

Since the acquisition agreement was announced, an executive team representing both organizations has focused on leveraging resources and strengthening the advice model at both companies. The following initiatives are being rolled out, with additional ones to follow in the coming months:

- Equity Research. Approximately 2,200 MONY financial professionals who are currently licensed to sell securities will now have the opportunity to access Advest's proprietary and third-party equity market research and data that includes information and commentary on 6,000 companies and 75 industries. Included in this research and data is equity market commentary that is updated throughout the trading day.

- Training. Select MONY financial professionals will participate in the annual Advest Institute training program, which focuses on advanced topics such as portfolio analytics, asset allocation and risk management. Advest will participate in MONY's Campus School and MONY will also offer Advest financial advisors seminars on such topics as estate planning and 401(k) planning.

- Business Tools. MONY's leading wealth preservation and distribution services including business tools that help with estate planning, business continuation, executive planning and charitable giving are now available to Advest financial professionals. These tools complement Advest's strength in wealth accumulation and management.

- Products. Advest has added the following Enterprise Capital Management mutual funds to its preferred list of mutual funds: Growth & Income, Government Securities, High Yield Bond, Small Company Value. Enterprise Capital Management is a member company of The MONY Group. MONY financial professionals will have access to Advest's fee-based programs, which have been available to Advest clients since the 1980s.


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The MONY Group Inc. (NYSE: MNY), with $55 billion in assets under management and administration, provides life insurance, annuities, mutual funds, brokerage, asset management, business & estate planning, trust and investment banking products and services to individual and institutional clients through several member companies. The MONY Group focuses primarily on offering customized financial solutions through multiple distribution channels, including a career agency sales force, brokerage general agencies, financial advisors, brokers, and other complementary channels. The MONY Group's (www.mony.com) member companies include MONY Life Insurance Company, The Advest Group, Inc., Enterprise Capital Management, Inc., U.S. Financial Life Insurance Company, MONY Securities Corporation and Trusted Securities Advisors Corp.



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